Exhibit 99.1

EXHIBIT 99.1—Press Release dated October 15, 2003

Redback Networks Announces Third Quarter 2003 Operating Results

SAN JOSE, Calif., October 15, 2003 — Redback Networks Inc. (NASDAQ: RBAK), a leading provider of advanced telecommunications networking equipment, today announced its third quarter results for the period ended September 30, 2003. Net revenue for the third quarter of 2003 was $27.4 million, compared with $22.2 million for the second quarter of 2003 and $17.4 million for the third quarter of 2002. The results for the third quarter 2003 represent a 23 percent increase over the second quarter of this year.

GAAP net loss for the third quarter of 2003 was $18.1 million or $0.10 per share compared to a GAAP net loss of $52.9 million or $0.30 per share in the third quarter of 2002. Non-GAAP net loss for the third quarter of 2003 was $21.4 million or $0.12 per share compared to a non-GAAP net loss of $34.8 million or $0.20 per share in the third quarter of 2002. Non-GAAP results exclude amortization of intangible assets, restructuring charges, stock-based compensation, write-off of certain investments, certain impairment and inventory charges, the reversal of an accrual for cancellation of an engineering services contract, the sale of previously reserved inventory and partial recovery of previously written down investments. See the attached table for a reconciliation of our non-GAAP results to GAAP results.

Redback will discuss these quarterly results in an investor conference call today at 1:45 p.m. PST. The conference telephone number is 847-413-4837. A replay of the conference call will be available at 4:45 p.m. PST. Replay information will be available at 630-652-3018, access code: 7775970. Information on these calls can also be found on Redback’s Web site, http://www.redback.com, under Investor Center.

As previously announced, Redback has commenced an offer to exchange shares of its common stock for all of its outstanding 5% Convertible Subordinated Notes due 2007 in connection with Redback’s proposed out-of-court financial restructuring. The exchange offer will expire at 12:00 midnight, New York City time, on October 30, 2003, unless extended. The terms and conditions of the exchange offer and other important information are contained in Redback’s Prospectus/Disclosure Statement dated October 10, 2003. Separately, Redback has mailed a Proxy/Prospectus/Disclosure Statement dated October 10, 2003 to its stockholders in connection with a special meeting of stockholders to be held on October 30, 2003 to approve certain matters related to the proposed financial restructuring. Stockholders and noteholders may obtain additional copies of these disclosure documents by contacting The Altman Group, the information agent for the financial restructuring, at (800) 467-0671, or at the Securities and Exchange

Commission’s web site, www.sec.gov. Noteholders may request additional copies of the Letter of Transmittal for the exchange offer by contacting The Altman Group.

About Redback Networks Inc.

Redback Networks enables carriers and service providers to build profitable next-generation broadband networks. The company’s User Intelligent Networks™ product portfolio includes the industry-leading SMS™ family of subscriber management systems, and the SmartEdge® Router and Service Gateway platforms, as well as a comprehensive User-to-Network operating system software, and a set of network provisioning and management software.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers.

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REDBACK is a trademark registered at the U.S. Patent and Trademark Office and in other countries.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results . These risks and other risks relating to Redback Networks’ business, including but not limited to the anticipated effects of the restructuring transaction on Redback’s balance sheet, cash flows, financial stability and financial model, are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, Form 10-Q, Form 8-K, Redback’s Registration Statements on Form S-4 (File Nos. 333-107714 and 333-108170), and amendments thereto, and the other reports filed from time to time with the Securities and Exchange Commission (SEC). In particular, while Redback has announced a proposed financial restructuring, there is no assurance it will complete the transactions contemplated by the restructuring. If Redback’s noteholders fail to tender into the exchange offer or if conditions to close the transaction are not satisfied, the exchange offer will not be consummated. Additional risks and uncertainties relating to Redback’s business which could materially and/or adversely affect actual results of Redback are set forth in the documents filed by Redback with the SEC, specifically the most recent reports on Form 10-K, Form 10-Q, Form 8-K and the other reports filed from time to time with the SEC.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Where You Can Find Additional Information

Investors and security holders are urged to read the following documents filed or may be filed with the SEC, as amended from time to time, when they become available, because they contain important information. In connection with the proposed restructuring transaction and the exchange offer for Redback’s notes and related transactions, Redback has filed a registration statement on Form S-4 (File No. 333-107714) that has been declared effective by the SEC, a tender offer statement on Schedule TO and other required documents with the SEC. In connection with the proposed restructuring transaction and with respect to stockholder approval of certain matters regarding the restructuring transaction and the proposed issuance of warrants exercisable for common stock, Redback has filed a registration statement on Form S-4 (File No. 333-108170) that has been declared effective by the SEC. Redback will file other required documents concerning the proposed restructuring transaction with the SEC. When these and other documents are filed with the SEC, they may be obtained free at the SEC’s Web site at http://www.sec.gov. You may also obtain each of these documents for free (when available) from Redback by directing your request to investor_relations@redback.com.

Redback Networks Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Net revenue	$27,359	$17,407	$79,083	$98,046
Cost of revenue	9,656	30,213	40,521	103,390

Gross profit (loss)	17,703	(12,806)	38,562	(5,344)

Operating expenses:
Research and development	15,635	20,018	51,015	67,372
Selling, general and administrative	15,328	15,726	43,008	57,849
Restructuring charges	—	—	23,494	1,612
Amortization of intangible assets	33	51	166	1,086
Stock-based compensation	200	1,833	850	7,600

Total operating expenses	31,196	37,628	118,533	135,519

Loss from operations	(13,493)	(50,434)	(79,971)	(140,863)
Other expense, net	(4,595)	(2,452)	(14,012)	(11,829)

Net loss	$(18,088)	$(52,886)	$(93,983)	$(152,692)

Net loss per share—basic and diluted	$(0.10)	$(0.30)	$(0.52)	$(0.94)

Shares used in computing net loss per share	182,527	173,517	181,007	162,630

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2003				September 30, 2002
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)

Net revenue	$27,359	$—		$27,359	$17,407	$—		$17,407
Cost of revenue	13,093	918	(c)	9,656	14,019	1,819	(c)	30,213
		(355	)(h)			14,375	(h)
		(4,000	)(i)

Gross profit (loss)	14,266	3,437		17,703	3,388	(16,194)		(12,806)

Operating expenses:
Research and development	15,635	—		15,635	20,018	—		20,018
Selling, general and administrative	15,328	—		15,328	15,726	—		15,726
Amortization of intangible assets	—	33	(c)	33	—	51	(c)	51
Stock-based compensation	—	200	(e)	200	—	1,833	(e)	1,833

Total operating expenses	30,963	233		31,196	35,744	1,884		37,628

Loss from operations	(16,697)	3,204		(13,493)	(32,356)	(18,078)		(50,434)
Other expense, net	(4,727)	310	(f)	(4,595)	(2,452)	—		(2,452)
		(178	)(j)

Net loss	$(21,424)	$3,336		$(18,088)	$(34,808)	$(18,078)		$(52,886)

Net loss per share—basic and diluted	$(0.12)			$(0.10)	$(0.20)			$(0.30)

Shares used in computing net loss per share	182,527			182,527	173,517			173,517

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, restructuring charges, stock-based compensation, write-off of certain investments and certain impairment and inventory charges.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(e)	Amount represents stock-based compensation.
(f)	Amount represents partial recovery on investments that had previously been written down.
(h)	Amount represents provision for certain excess and obsolete inventory in 2002 and sale of inventory that had been fully reserved in a prior period in 2003.
(i)	Amount represents the reversal of an accrual for an engineering services contract that was cancelled.
(j)	Amount represents the accretion of interest in conjunction with restructuring accruals.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user's overall understanding of out current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Nine Months Ended
	September 30, 2003				September 30, 2002
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$79,083	$—		$79,083	$98,046	$—		$98,046
Cost of revenue	41,720	3,156	(c)	40,521	60,043	8,972	(c)	103,390
		(355	)(h)			34,375	(h)
		(4,000	)(i)

Gross profit	37,363	1,199		38,562	38,003	(43,347)		(5,344)

Operating expenses:
Research and development	51,015	—		51,015	63,136	4,236	(g)	67,372
Selling, general and administrative	43,008	—		43,008	53,284	4,565	(g)	57,849
Restructuring charges	—	23,494	(d)	23,494	—	1,612	(d)	1,612
Amortization of intangible assets	—	166	(c)	166	—	1,086	(c)	1,086
Stock-based compensation	—	850	(e)	850	—	7,600	(e)	7,600

Total operating expenses	94,023	24,510		118,533	116,420	19,099		135,519

Loss from operations	(56,660)	(23,311)		(79,971)	(78,417)	(62,446)		(140,863)
Other expense, net	(14,237)	403	(f)	(14,012)	(11,829)	—		(11,829)
		(178	)(j)

Net loss	$(70,897)	$(23,086)		$(93,983)	$(90,246)	$(62,446)		$(152,692)

Net loss per share—basic and diluted	$(0.39)			$(0.52)	$(0.55)			$(0.94)

Shares used in computing net loss per share	181,007			181,007	162,630			162,630

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, restructuring charges, stock-based compensation, realized gain and write-off of certain investments and certain impairment and inventory charges.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents restructuring charges.
(e)	Amount represents stock-based compensation.
(f)	Amount represents realized gain and write-down of certain investments, and partial recovery on certain investments that had been previously written down.
(g)	Amount represents asset write-downs (principally Optical Transport)
(h)	Amount represents provision for certain excess and obsolete inventory and the sale of inventory that had been fully reserved in a prior period.
(i)	Amount represents the reversal of an accrual for an engineering services contract that was cancelled.
(j)	Amount represents the accretion of interest in conjunction with restructuring accruals.

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user's overall understanding of out current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	September 30, 2003	December 31, 2002
Assets
Assets:
Cash, cash equivalents, and short term investments	$14,543	$89,501
Restricted Cash	31,086	28,278

Cash, cash equivalents and investments	45,629	117,779
Accounts receivable, net	17,689	7,746
Inventories	7,844	10,143
Property and equipment, net	34,125	61,475
Goodwill and other intangibles, net	432,811	436,100
Other assets	24,628	27,501

Total assets	$562,726	$660,744

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable and accrued liabilities	$70,172	$81,204
Deferred revenue	9,099	8,184
Other liabilities	64,540	56,024
Convertible notes and other borrowings	498,315	501,869

Stockholders’ equity (deficit)	(79,400)	13,463

Total liabilities and stockholders’ equity (deficit)	$562,726	$660,744